Exhibit 99.1

FOR IMMEDIATE RELEASE

MSC Completes PBM Transaction with Express Scripts

JACKSONVILLE, Fla. (July 22, 2008) – MCP-MSC Acquisition, Inc. announced today the close of the sale of MSC-Medical Services Company’s Pharmacy Services Division (PBM) to Express Scripts Inc. Effective today, MSC’s Ancillary Division will begin operating as a new corporate entity, called MSC Group, Inc. (MSC).

MSC’s sole focus is to provide market-leading cost containment solutions through its four distinct business lines: Home Health Nursing Services, Transportation/Translation, Durable Medical Equipment and Diagnostic Imaging.

“The ancillary market has unique needs and is vastly under-penetrated from a network perspective,” said Joe Delaney, MSC’s President and CEO. “Placing all our resources, innovation and expertise into fortifying this core business will improve our position as a leading-edge care management solution that we believe is unsurpassed in the worker’s compensation industry.”

About MSC Group, Inc.

MSC provides medical products, services and cost containment solutions to the workers’ compensation industry. The company’s customers include the nation’s leading workers’ compensation insurers, third-party administrators and self-insured employers. MSC is headquartered in Jacksonville, Fla. For more information, visit www.YourMSC.com.

Statements contained in this release, which are not historical facts, may be considered forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include without limitation the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, changes in the interest rates, the effects of competition, and other factors that could cause actual results to differ materially as discussed further in documents filed by Express Scripts and MSC with the SEC from time to time.

Contact:

Media contact

Michelle King

Burdette Ketchum

mking@burdetteketchum.com

Office: 800-848-1989 ext. 7264

###